                                                                Exhibit 99.B11

                         [McGLADREY & PULLEN, LLP LOGO]

                            McGLADREY & PULLEN, LLP
                            -----------------------
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

                        CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use of our report dated November 27, 1996 on the financial statements of PIC Pinnacle Balanced Fund (formerly PIC Institutional Balanced Fund), series of PIC Investment Trust; and to our reports on the financial statements of PIC Balanced Portfolio referred to therein respectively, and which are incorporated by reference in Post-Effective Amendment No. 15 to the Registration Statement as filed with the Securities and Exchange Commission.


     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" as well as the reference to our Firm in the Statement of Additional Information of PIC Pinnacle Balanced Fund, PIC Pinnacle Growth Fund and PIC Pinnacle Small Company Growth Fund, series of PIC Investment Trust, under the caption "General Information".

                                                /s/ McGladrey & Pullen, LLP

New York, New York
May 19, 1997